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                                                                   Exhibit 99(a)

                            R.P. SCHERER CORPORATION
                            (f/k/a RPS CORPORATION)
                            ------------------------

                       1990 NONQUALIFIED STOCK OPTION PLAN


     1. PURPOSE. The purpose of this 1990 Nonqualified Stock Option Plan (this "Option Plan") is to provide a means by which certain employees of RPS Corporation, a Delaware corporation (the "Company"), R.P. Scherer Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("R.P. Scherer"), or any subsidiary thereof, may be given an opportunity to purchase common stock, par value $.01 per share (the "Common Stock"), and Series B Redeemable Preferred Stock, par value $.01 per share (the "Preferred Stock", and together with the Common Stock, the "Stock") of the Company. This Option Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of certain employees, by enabling the Company and R.P. Scherer to secure and retain the services of highly qualified persons, and by providing employees with an additional incentive to advance the success of the Company.

     2. STOCK SUBJECT TO OPTION. Subject to adjustment as provided in Section 4(e) hereof, options may be granted by the Company in accordance with the provisions of Section 4 hereof to purchase up to an aggregate of 90,794 shares of authorized but unissued Common Stock and up to an aggregate of 181,590 shares of the authorized but unissued Preferred Stock. Shares of Stock that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under this Option Plan may be the subject of other options granted under this Option Plan or any other option, incentive or compensatory plan adopted by the Company.

     3. PARTICIPANTS. All key employees of the Company, R.P. Scherer or any of its subsidiaries, as determined by the Board of Directors of the Company (the "Board") or the


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Committee (as such term is defined in Section 4(a) hereof), may be granted options under this Option Plan. A person who holds an option granted hereunder that has not expired is referred to as an "Optionee"; PROVIDED, HOWEVER, that in the event of such person's death or Disability (as hereinafter defined) such person's estate, personal representative or beneficiary following the death or incapacity or such person (an "Optionee's Representative") shall be able to exercise the rights otherwise available to the Optionee.

     4. TERMS AND CONDITIONS OF OPTIONS. The Committee may grant options from time to time pursuant to this Option Plan. Such options shall be evidenced by written agreements substantially in the form of the Nonqualified Stock Option Agreement (the "Stock Option Agreement"), which is attached hereto as Appendix A, and shall not be inconsistent with this Option Plan. The shares of Stock subject to each option shall, upon issuance, be subject to the terms and conditions, including restrictions on transferability, contained in an agreement substantially in the form of the Stockholders Purchase Agreement attached hereto as Appendix B to be entered into by the Company and the Optionees (the "Stockholders Purchase Agreement"), or, with respect to certain Optionees, the Management Stock Subscription Agreement between the Company and such Optionees (the "Stock Subscription Agreement"). Nothing in this Option Plan or an option granted hereunder shall govern the employment rights and duties between an Optionee and the Company or R.P. Scherer, or any subsidiary thereof, nor in any way be deemed to constitute an employment agreement among such parties.

          (a) OPTION PRICE. The price per share of the Common Stock subject to each option (the "Common Stock Option Price") shall be set by a Compensation Committee (the "Committee") of the Board; PROVIDED, HOWEVER, that the Common Stock Option Price may be less than the fair market value of a share of Common Stock on the Date of


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     Grant, as such date is set forth in the applicable Stock Option Agreement.
     For purposes of the foregoing, the fair market value of the Common Stock on the Date of Grant shall be the fair market value established by the Committee acting in good faith, and the fair market value may be more or less than the book value of the Common Stock. The price per share of the Preferred Stock subject to each option (the "Preferred Stock Option Price") shall be the liquidation preference of each such underlying share of Preferred Stock. The Common Stock Option Price and the Preferred Stock Option Price are collectively referred to as the "Option Price."

          (b) TERM OF OPTION. Notwithstanding any other provision of this Option Plan, each option granted under this Option Plan shall expire not more than ten years and one day from the date the option is granted, except that under the circumstances described in Sections 4(d), 4(f) and 4(g), options may expire and terminate at an earlier date.

          (c) NON-TRANSFERABILITY OF OPTION RIGHTS. No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the option is exercisable only by such Optionee or, as provided in Section 3, such Optionee's Representative.

          (d) TERMINATION OF EMPLOYMENT.

               (i) Subject to the provisions of Sections 4(d)(ii), 4(d)(iii), 4(d)(iv) and 4(d)(v), in the event that an Optionee's employment by the Company, R.P. Scherer or any subsidiary thereof shall terminate, all options granted to such Optionee pursuant to this Option Plan shall terminate immediately and shall not be exercisable.

               (ii) In the event that an Optionee's employment is terminated because of death or Disability, the Company shall have the right, but not the obligation, for a period


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          of 120 days from the date of termination of employment due to death or
          Disability (the "Call Period"), to repurchase an Optionee's options granted pursuant to this Option Plan, or a portion thereof, to the extent (and only to the extent) that such options, or a portion thereof, entitle the Optionee to purchase the Exercisable Shares (as hereinafter defined) existing on the date of such Optionee's death or Disability. The Company may exercise its repurchase right under this
          Section 4(d)(ii) at any time during the Call Period by delivering written notice (the "Call Notice") to such Optionee or such Optionee's Representative of the Company's exercise of this right. During the Call Period, the Optionee (or the Optionee's Representative) may send written notice to the Company to repurchase, and the Company shall repurchase, such Optionee's options, or a portion thereof, to the same extent as if the Company had exercised its repurchase right under this
          Section 4(d)(ii). The repurchase price for each option repurchased pursuant to this Section 4(d)(ii) shall be equal to the sum of (A) the product obtained by multiplying the number of Exercisable Shares which are shares of Common Stock by an amount which shall equal the excess, if any, of the Fair Market Value (as hereinafter defined) per share of the underlying Common Stock, over the Common Stock Option Price, and
          (B) the product obtained by multiplying the number of Exercisable Shares which are shares of Preferred Stock by an amount which shall equal the liquidation preference per share of the underlying Preferred Stock over the Preferred Stock Option Price. The closing of any repurchase of any options pursuant to this Section 4(d)(ii) shall be held at the principal executive offices of R.P. Scherer at 10:00 a.m. local time on the tenth business day following the date of delivery of a Call Notice or a Put Notice, as the case may be, or at such other date, time and place as the parties may mutually agree upon. Options granted


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          to an Optionee pursuant to this Option Plan, or any portion thereof, shall terminate immediately upon such Optionee's death or Disability and shall not be exercisable to the extent that such options, or any portion thereof, do not entitle such Optionee to purchase Exercisable Shares pursuant to this Section 4(d)(ii).

                    The term "Disability" shall mean an Optionee's physical or mental disability (so that the Optionee is not reasonably able to render his full service to the Company, R.P. Scherer or any subsidiary thereof) for any consecutive period exceeding three months or as determined by agreement of a majority of the members of the Board in their reasonable discretion. The date of such Disability shall be on the last day of such three-month period or the day selected by the Board, as the case may be.

                    The term "Fair Market Value shall mean, with respect to each share of underlying Common Stock, (A) the fair market value of the Company as determined within six months prior to the applicable date or, if no such determination has been made within six months, then within 75 days of the applicable date determined as of the applicable date, in each case by the Board, divided by
               (B) the number of shares of Common Stock then outstanding (assuming the exercise of all outstanding stock options, warrants or rights for the purchase of Common Stock).

               (iii) If neither the Company nor the Optionee (or the Optionee's Representative) has exercised its repurchase right pursuant to Section 4(d)(ii) upon the Optionee's death or Disability, such Optionee (or such Optionee's Representative) shall have the right, at any time within 120 days following the end of the Call Period, to exercise the options granted to Optionee pursuant to this Option Plan to purchase the Exercisable Shares which existed on the date of such Optionee's death or Disability.


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          Options granted to an Optionee pursuant to this Option Plan, or any portion thereof, shall terminate at the end of the 120-day period following the Call Period and shall not be exercisable to the extent that such options, or any portion thereof, are neither repurchased by the Company pursuant to Section 4(d)(ii) nor exercised by the Optionee or the Optionee's Representative pursuant to this Section 4(d)(iii).

               (iv) In the event that an Optionee's employment is terminated by reason of Termination without Cause (as hereinafter defined), the Company shall have the right, but not the obligation, for a period of 120 days from the date of termination of employment of the Optionee, to repurchase an Optionee's option granted pursuant to this Option Plan, or a portion thereof, to the extent (and only to the extent) that such options, or a portion thereof, entitle the Optionee to purchase the Exercisable Shares existing on the date of such Optionee's termination of employment. The Company may exercise its repurchase right under this Section 4(d)(iv) at any time during the 120-day period by delivering written notice to an Optionee of its exercise of this right. The repurchase price for each option, or portion thereof, repurchased pursuant to this Section 4(d)(iv) shall be equal to the sum of (A) the product obtained by multiplying the number of Exercisable Shares which are shares of Common Stock by an amount which shall equal the excess, if any, of the lesser of (x) Termination Book Value (as hereinafter defined) per share of the underlying Common Stock and (y) the Fair Market Value per share of the underlying Common Stock, over the Common Stock Option Price and (B) the product obtained by multiplying the number of Exercisable Shares which are shares of Preferred Stock by an amount which shall equal the liquidation preference per share of the underlying Preferred Stock over the Preferred Stock Option Price. The closing of any repurchase of any


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          options pursuant to this Section 4(d)(iv) shall be held at the principal executive offices of R.P. Scherer at 10:00 a.m. local time on the tenth business day following the date of delivery of the Company's written notice of the exercise of its repurchase right, or at such other date, time and place as the parties may mutually agree upon. Options granted to an Optionee under this Option Plan, or any portion thereof, shall terminate immediately upon such Optionee's Termination without Cause and shall not be exercisable to the extent that such options, or any portion thereof, do not entitle such Optionee to purchase Exercisable Shares pursuant to this Section 4(d)(iv).

                 The term "Termination without Cause" shall mean termination of employment of an Optionee by reason of any occurrence other than death or Disability of such Optionee, termination for Cause or the voluntary termination by such Optionee of his employment by resignation or any other means, that results in such Optionee no longer being employed by the Company, R.P. Scherer or any subsidiary thereof.

                 The term "Cause" used in connection with the termination of employment of an Optionee shall mean a termination of employment due to (i) the commission by such Optionee of an act of fraud upon, or bad faith or willful misconduct toward, the Company, R.P. Scherer or any subsidiary thereof (including the unauthorized disclosure of confidential or proprietary information of the Company, R.P. Scherer or any subsidiary thereof), (ii) a conviction of such Optionee by a court of competent jurisdiction (or a plea of NOLO CONTENDERE or the equivalent under the laws of any other country or political subdivision thereof) of a crime involving, in the reasonable determination of the Board, fraud or dishonesty, or a crime which in the reasonable determination of the Board would tend to be injurious to the reputation of the Company,


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          R.P. Scherer or any of its subsidiaries, or of such Optionee, (iii)
          misconduct by such Optionee which, in the reasonable determination of the Board, has been or is likely to be materially injurious to the Company, R.P. Scherer or any subsidiary thereof; or (iv) the failure of such Optionee substantially to perform the duties and obligations imposed upon him by R.P. Scherer or any subsidiary thereof.

                "Termination Book Value" shall mean the book value of the Company (excluding the amount of stockholders' equity attributable to the Company's 17% Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share, the Preferred Stock and to the Company's Series C Redeemable Preferred Stock, par value $.01 per share) per outstanding share of Common Stock (assuming the exercise of all outstanding stock options, warrants or rights for the purchase of Common Stock) as of the last day of the fiscal quarter ended immediately preceding the date on which the termination of employment occurs, as determined from the Company's consolidated balance sheet prepared, in accordance with generally accepted accounting principles as applied in the United States, by the management of the Company and R.P. Scherer and reviewed by the independent public accountants regularly employed by the Company.

                (v) If the Company has not, pursuant to Section 4(d)(iv), exercised its repurchase right upon the Optionee's termination of employment by reason of Termination without Cause, such Optionee shall have the right, at any time within 120 days following the end of the 120-day period provided for in Section 4(d)(iv), to exercise the options granted to such Optionee pursuant to this Option Plan to purchase the Exercisable Shares which existed on the date of such Optionee's termination of employment. Options granted to an Optionee pursuant to this Option Plan, or any portion


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     thereof, shall terminate at the end of the 120-day period following the
     120-day period provided for in Section 4(d)(iv) and shall not be exercisable to the extent that such options, or any portion thereof, are neither repurchased by the Company pursuant to Section 4(d)(iv) nor exercised by the Optionee pursuant to this Section 4(d)(v).

          (e) ADJUSTMENT OF OPTIONS ON RECAPITALIZATION. The aggregate number of shares of Stock of which options may be granted to persons participating under this Option Plan, the number of shares of Stock covered by each outstanding option and the Option Price for the shares of Stock subject to each such option may be appropriately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a recapitalization, the subdivision or consolidation of shares, or the payment of a stock dividend after the Date of Grant; PROVIDED, HOWEVER, that any options to purchase fractional shares of Stock resulting from any such adjustment shall be cancelled.

          (f) SALE OF THE COMPANY. In the event the Company proposes to engage in a Sale of the Company (as hereinafter defined), the Company shall give each Optionee written notice of such Sale on or before 15 days (or shorter time if, in the sole discretion of the Company, 15 days' notice is impracticable) before the consummation of such Sale, and, unless otherwise agreed to by the Company and the Optionee, each option granted under this Option Plan may be exercised after receipt of such notice and prior to such Sale to purchase all of the Stock subject to each option granted under this Option Plan. Options not exercised prior to such Sale shall expire on the occurrence of such Sale, and no payment shall be owed to such Optionee with respect to such options; PROVIDED, HOWEVER, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, the option


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     granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section 4(f). A "Sale of the Company" shall mean (i) a merger or consolidation of the Company with or into another entity (other than a subsidiary or affiliate of the Company) in which the holders of Stock are required to exchange their Stock for cash, property and/or securities, or (ii) a sale or lease of all or substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or affiliate of the Company.

          (g) DISSOLUTION OF ISSUER OF THE STOCK. In the event of the proposed dissolution or liquidation of the Company, the Company shall give each Optionee not less than 30 days' prior written notice of the date of the proposed dissolution or liquidation, and, unless otherwise agreed to by the Company and the Optionee, each option granted under this Option Plan may be exercised during the 30-day period preceding the dissolution or liquidation to purchase all of the Stock subject to each option granted under this Option Plan. Options not exercised prior to such dissolution or liquidation shall expire on the occurrence of such dissolution or liquidation, and no payment shall be owed to such Optionee with respect to such options; PROVIDED, HOWEVER, that if the proposed dissolution or liquidation of the Company is not consummated and the Board in good faith determines that the proposed dissolution or liquidation of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section 4(g). The provisions of this Section 4(g) shall not be applicable if the Optionee receives notice under Section 4(f) at a time earlier than the notice provided for herein.


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          (h) RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any shares of Stock held under option until the date of issuance of the stock certificates to him for such shares. Except as provided in Section 4(e) hereof, no adjustment to the option shall be made for dividends, distributions or rights attributable to shares of Stock the record date for which is prior to the date of issuance of Stock upon exercise of the option.

          (i) TIME OF GRANTING OPTIONS. The grant of an option shall occur only when a Stock Option Agreement shall have been duly executed and delivered by or on behalf of the Company and the employee to whom such option shall be granted.

          (j) STOCK LEGEND. Certificates evidencing shares of Stock purchased upon the exercise of options issued under this Option Plan shall be endorsed with a legend in substantially the form contained in the Optionee's Stock Subscription Agreement or Stockholders Purchase Agreement, as the case may be.

          (k) DEFERRAL OF PURCHASES. (i) The Company shall not be obligated to purchase any options granted pursuant to this Option Plan at any time pursuant to Section 4(d)(ii) or 4(d)(9v) hereof, regardless of whether it has delivered a notice of its election to purchase any such options, (A) to the extent that the purchase of such options (together with any other purchases of options or Stock, as the case may be, pursuant to Sections 4(d)(ii) or 4(d)(9v) hereof from other Optionees, and pursuant to similar provisions in the 1990 RPS Corporation Nonqualified Performance Stock Option Plan A (the "Performance Stock Option Plan A") and the agreements relating thereto and pursuant to similar provisions in any Optionee's Stock Subscription Agreement or Stockholders Purchase Agreement, of which the Company has at such time been given notice) would


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     (1) result in a violation of any law, statute, rule, regulation, policy, guideline, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company, R.P. Scherer or any of their subsidiaries or any of its or their property or (2) after giving effect thereto, result in a Financing Default, or (B) if immediately prior to such purchase there exists a Financing Default. The term "Financing Default" shall mean an event which constitutes (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured or waived) under any of the following as they may be amended from time to time: (A) the Credit Facilities Agreement (the "Credit Facilities Agreement") dated as of October 3, 1989, among R.P. Scherer and the other borrowers named therein (the "Borrowers"), the guarantors named therein (the "Guarantors"), Citibank, N.A. and CIBC International Trust Limited as lead managers, Citicorp Investment Bank Limited, as facility agent and the banks parties thereto, and any extensions, renewals, refinancing or refunding thereof in whole or in part; (B) the Credit Agreement (the "Revolving Credit Agreement") dated as of October 3, 1989 between R.P Scherer and Citibank, N.A. and any extensions, renewals, refinancing or refunding thereof in whole or in part; (C) any notes executed and delivered by any of the Borrowers under the Credit Facilities Agreement, or by R.P. Scherer under the Revolving Credit Agreement and any extensions, renewals, refinancing or refunding thereof in whole or in part;
     (D) any guaranties executed by any of the Guarantors under the Credit Facilities Agreement and any extensions, renewals, refinancing or refunding thereof in whole or in part; (E) the Senior Subordinated Loan Agreement, dated as of June 5, 1989, among Shearson Lehman Hutton Holdings Inc., the Company and RPS Acquisition Corporation


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     ("Acquisition") and any extensions, renewals, refinancing or refunding thereof in whole or in part; (F) any notes executed and delivered by Acquisition under the Senior Subordinated Loan Agreement and any extensions, renewals, refinancing or refunding thereof in whole or in part;
     (G) the Indenture (the "Subordinated Debenture Indenture") to be entered into between R.P. Scherer and The First National Bank of Boston, as trustee relating to the Senior Subordinated Debentures due 1999; (H) the Indenture (the "Exchange Debenture Indenture") to be entered into between the Company and Ameritrust Company National Association, as trustee, relating to the 17% Subordinated Exchange Debentures; and (I) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (A) through (H) above.

               (ii) If at any time consummation of all purchases of options to be made by the Company pursuant to Sections 4(d)(ii) or 4(d)(iv) hereof (and pursuant to similar provisions for the purchase of options or Stock, as the case may be, contained in the Performance Stock Option Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements) is not required because of the applicability of clause (A) of Section 4(k)(i) hereof and similar provisions for the purchase of options or Stock, as the case may be, in the Performance Stock Option Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements, but clause (B) of Section 4(k)(i) hereof or similar provisions for the purchase of options or Stock, as the case may be, in the Performance Stock Option Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements are not applicable, then the


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          Company shall purchase (in accordance with the following sentence)
          from the Optionee or the Optionee's Representative, as the case may be, desiring or obligated to sell to the Company options pursuant to this Option Plan and from the other persons and entities having the right or obligation to sell options or Stock, as the case may be, pursuant to provisions in the Performance Stock Option Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements, the maximum number of options and shares of Stock of which it is able to repurchase without the events described in Section 4(k)(i)(A) resulting; PROVIDED, HOWEVER, that, subject to the last sentence of this Section 4(k)(ii), the provisions of Section 4(k)(iii) hereof shall apply in respect of all options not purchased under Section 4(d)(ii) or 4(d)(iv) hereof because of the operation of Sections 4(k)(i) or 4(k)(ii) hereof. In the event any of the events described in Section 4(k)(i)(A) would result from the purchase of any options pursuant to Sections 4(d)(ii) or 4(d)(iv) hereof, the Board, in its sole discretion, may determine priorities among the Optionee or the Optionee's Representative, as the case may be, and the other persons having the right or obligation to sell options or Stock, as the case may be, pursuant to the Performance Stock Option Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements, taking into account relative hardship and such other factors as it deems relevant, and may elect to cause the Company to consummate purchases of options hereunder according to such priorities (such options which are to be so purchased are hereinafter called the "Purchased Options" and such options which are not to be so purchased are hereinafter called the "Unpurchased Options"); the Company shall pay the Optionee or the Optionee's Representatives, as the case may be, holding Unpurchased


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          Options the applicable purchase price for such options on the tenth business day after the Company learns it is no longer precluded from paying for such options.

               (iii) Anything to the contrary contained in Section 4(d)(ii) or 4(d)(iv) hereof notwithstanding, any options which the Optionee or the Optionee's Representative, as the case may be, has elected to sell to the Company or which the Company has elected to purchase from the Optionee or the Optionee's Representative, as the case may be, but which in accordance with Sections 4(k)(i) and 4(k)(ii) hereof are not purchased at the applicable time provided in Section 4(d)(ii) or 4(d)(iv) hereof, shall be purchased by the Company on the tenth day after such date or dates that the Company after due inquiry learns that (after taking into account any purchases of options or Stock, as the case may be, to be made at such time pursuant to the Performance Stock Option Plan A and the agreements relating thereto, and in the Stock Subscription Agreements and Stockholders Purchase Agreements) it is no longer permitted to defer purchasing such options under Sections 4(k)(i) and 4(k)(ii) hereof, and the Company shall give seven days prior notice of any such purchase; PROVIDED, HOWEVER, that the Optionee (or the Optionee's Representative) shall not be obligated to sell a lesser number of options at any one time pursuant to this
          Section 4(k)(iii) had they not been so delayed; and, PROVIDED, FURTHER, that if the Optionee (or the Optionee's Representative) exercises its right to have options repurchased pursuant to
          Section 4(d)(ii) or the Company exercises its repurchase rights pursuant to Section 4(d)(ii), and the purchase of the options cannot be consummated by reason of Sections 4(k)(i) and 4(k)(ii), the purchase price for such options shall be calculated pursuant to Sections 4(d)(ii) as of the time the repurchase right is exercised, including interest on the aggregate purchase price for such options at a rate


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     per annum equal to the yield to maturity on U.S. Treasury obligations having a maturity equal to a period of three months. If the Optionee elects pursuant to Section 4(k)(ii) to rescind or defer his election to sell any or all of the Purchased Options, the Optionee or the Optionee's Representative, as the case may be, may exercise his right pursuant to
     Section 4(d)(ii) to require the Company to purchase his options for a period of ten days after receiving notice that the Company is no longer precluded from purchasing such options.

          (l) PAYMENT FOR OPTIONS. If at any time the Company elects or is required to purchase any options pursuant to Sections 4(d)(ii) or 4(d)(iv), the Company shall pay the purchase price for the options it purchases to the extent permitted by any loan agreement, indenture or other agreement to which the Company is a party, by the Company's delivery of a bank cashier's check or certified check for the purchase price, if any, and, then, at the Company's sole discretion, to the extent permitted by any loan agreement, indenture or other agreement to which the Company or R.P. Scherer is a party, by the Company's delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of all indebtedness of the Company including, without limitation, any debt outstanding under the Credit Facilities Agreement, the Senior Subordinated Loan Agreement, the Subordinated Debenture Indenture, the Exchange Debenture Indenture and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a "Junior Subordinated Note") equal to the remainder, if any, of the purchase price payable in five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually at the publicly announced


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                                                                         Page 16
     prime rate of the facility agent under the Credit Facilities Agreement on the date of issuance, against delivery of the certificates or other instruments representing the options so purchased. If, in a purchase pursuant to Section 4(d)(ii), the Company elects to pay all or any portion of the purchase price for the options with a Junior Subordinated Note, the Company shall give the Optionee or the Optionee's Representative, as the case may be, notice of the amount of such note at least twenty days prior to such purchase, and the Optionee or the Optionee's Representative, as the case may be, shall have ten days thereafter to rescind their election to sell the options.

     5. EXERCISE OF OPTIONS.

          (a) During the term of this Option Plan, as set forth in Section 7 hereof, the options granted to each Optionee hereunder shall become exercisable in accordance with the terms and conditions of this Section 5 and (i) in the case of a Sale of the Company, in accordance with Section 4(f) hereof, (ii) in the case of a dissolution or liquidation of the Company, in accordance with Section 4(g) hereof and (iii) in the case of a termination of employment of an Optionee, in accordance with Section 4(d)(iii) or 4(d)(v) hereof. The Committee may accelerate the time at which an option may be exercised and reserves the right to delay and/or reduce the periods during which options may be exercised in order to comply with federal and state securities law.

          (b) EXERCISABLE SHARES. The total number of shares of Stock for which an option shall be exercisable (the "Exercisable Shares") shall be the number of shares of Common Stock and Preferred Stock subject to such option multiplied by the percentages set forth below for the applicable time period:


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                                                                         Page 17

          Applicable Time                              Applicable
              Period                                   Percentage
          ---------------                              ----------

          Prior to October 5, 1990                            0%

          on or after October 5, 1990                    33-1/3%
          and prior to October 5, 1991

          on or after October 5, 1991                    66-2/3%
          and prior to October 5, 1992

          on or after October 5, 1992                       100%


          The number of Exercisable Shares which are shares of Common Stock and the number of Exercisable Shares which are shares of Preferred Stock shall be in the same proportion to the total number of shares of Common Stock and Preferred Stock, respectively, issuable upon exercise of any option granted hereunder.

          (c) MANNER OF EXERCISE. Shares of Stock purchased upon exercise of options shall at the time of purchase be paid in full in cash or as otherwise permitted by the Committee. Options may be exercised in whole or in part from time to time by written notice to the Company stating the full number of shares of Stock with respect to which the option is being exercised and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares of Stock by certified or official bank check or the equivalent thereof acceptable to the Company; PROVIDED, HOWEVER, that any such exercise must be for both Common Stock and Preferred Stock in the same proportion to the total number of shares of Common Stock and Preferred Stock, respectively, issuable to the Optionee upon exercise of the option granted hereunder. At the time of delivery, the Company shall, without stock transfer or issue tax to an


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                                                                         Page 18

     Optionee, deliver to such Optionee at the principal executive offices of R.P. Scherer, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares of Stock; PROVIDED, HOWEVER, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law, including making provision for the deduction and withholding of amounts required to be deducted and withheld under applicable local, state, and federal income tax laws (which provision may require additional payment by such Optionee). The Company shall pay any stock transfer tax or issue tax resulting from the issuance of shares of Stock upon the exercise of any option. If Stock issuable upon exercise of any option is not registered under the Securities Act, the Company at the time of exercise shall require in addition that the Optionee or Optionee's Representative deliver an investment representation in form acceptable to the Company and its counsel, and the Company shall place a legend on the certificate for such Stock restricting the transfer of such Stock. At no time shall the Company have any obligation or duty to register under the Securities Act the Stock issuable upon exercise of options. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any option or portion thereof prior to the Optionee or the Optionee's Representative; PROVIDED, HOWEVER, that those Optionees who have executed a Stock Subscription Agreement shall not be required to execute a Stockholders Purchase Agreement.

     6. ADMINISTRATION.

          (a) This Option Plan shall be administered by the Committee consisting of not fewer than three directors to be appointed by the Board. If necessary to secure the


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                                                                         Page 19
     exemption pursuant to Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (as such Rule or its equivalent is then in effect) ("Rule 16b-3"), no person shall be eligible to serve on the Committee unless he is then a "disinterested person" within the meaning of paragraph (d)(3) of Rule
     16b-3. The Board may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall select a chairman from among its members and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of this Option Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held. The Board may act in lieu of the Committee and shall act in lieu of a Committee at any time such a Committee has not been created.

          (b) Subject to the express terms and conditions of this Option Plan, the Committee shall have full power to grant options under this Option Plan, to construe or interpret this Option Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

          (c) The Committee may, from time to time, determine which employees of the Company, R.P. Scherer and any subsidiary thereof shall be granted options under this


--------------------------------------------------------------------------------
                                                                         Page 20

     Option Plan, the number of shares of Stock subject to each option, and the time or times at which options shall be granted, and the Company may grant such options under this Option Plan.

          (d) No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Option Plan or to any option.

     7. EFFECTIVE DATE AND TERMINATION.

          (a) The effective date of this Option Plan is __________, 1990.

          (b) This Option Plan shall terminate on ________, 2000, but the Board may terminate this Option Plan at any time prior to such date. Termination of this Option Plan shall not alter or impair, without the consent of the Optionee, any of the rights or obligations and any option theretofore granted under this Option Plan.

     8. NOTICES. Whenever it is provided in this Option Plan that any notice be given between the Company and an Optionee, such notice shall be delivered in person or by registered or certified mail, return receipt requested, postage prepaid, first class mail, to the following address:

          If to the Company:

          RPS Corporation
          c/o R.P. Scherer Corporation
          2075 W. Big Beaver Road
          Troy, Michigan 48007-7060
          Attention: Robert J. Lollini

          If to an Optionee:

          At the address listed beside such Optionee's name on the signature page of the Stock Option Agreement executed by such Optionee.


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                                                                         Page 21

     Any party hereto may change the address designated for mailing by written notice to the other party. All such notices shall be deemed to be delivered when delivered in person, or if placed in the mail, two days thereafter.

     9. GOVERNING LAW. THIS OPTION PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

     10. AMENDMENTS. The Board may, from time to time, alter, amend, suspend or discontinue this Option Plan, or alter or amend any and all option agreements granted thereunder, PROVIDED, HOWEVER, that no such action of the Board may alter the provisions of this Option Plan so as to alter any outstanding Stock Option Agreement to the detriment of an Optionee without his consent.

     11. STATUS OF OPTIONS. Options granted pursuant to this Option Plan are not intended to qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code"), and the terms of this Option Plan and options granted hereunder shall be so construed; PROVIDED, HOWEVER, that nothing in this Option Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the options granted pursuant to this Option Plan are not, or will not be, determined to be Incentive Stock Options, within the meaning of Section 422A of the Code.


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                                                                         Page 22

     I hereby certify that the foregoing Option Plan was duly adopted by the Board on June 18, 1990.

     Executed as of this 29th day of November, 1990.


                                        ----------------------------------------
                                                       Secretary


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                                                                         Page 23

                                   APPENDIX A
                                   ----------

                   FORM OF NONQUALIFIED STOCK OPTION AGREEMENT


     RPS Corporation (the "Company"), in consideration of the value of the continuing services of ___________________________ (hereinafter called the "Optionee") as an employee of the Company, R.P. Scherer Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("R.P. Scherer"), or any subsidiary thereof, which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, and pursuant to its 1990 Nonqualified Stock Option Plan (the "Option Plan"), hereby grants to Optionee an option (the "Option"), evidenced by this Nonqualified Stock Option Agreement, exercisable for the period and upon the terms hereinafter set forth, to purchase ______ shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") at a price of $10 per share (the "Common Stock Option Price"), and _____ shares of the Company's Series B Redeemable Preferred Stock, par value $.01 per share (the "Preferred Stock", and together with the Common Stock, the "Stock"), at a price of $10 per share (the "Preferred Stock Option Price"). Capitalized terms defined in the Option Plan shall have the same meaning when used herein, unless otherwise defined herein.

     1. TERM OF OPTION. This Option is granted and dated on the date set forth on the signature page (sometimes hereinafter called the "Date of Grant") and shall terminate and expire, to the extent not previously exercised, ten years and one day after the Date of Grant, except that under the circumstances described in Sections 4, 6 and 7 hereof this Option may expire and terminate at an earlier date.

     2. EXERCISE OF OPTION. (a) During the term of this Option, as set forth in
Section 1 hereof, the Company shall determine the extent of exercisability of this Option in accordance


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                                                                         Page 24
with the terms and conditions of this Section 2 and (i) in the case of a Sale of the Company (as hereinafter defined), in accordance with Section 6 hereof, (ii) in the case of a dissolution or liquidation of the Company, in accordance with
Section 7 hereof and (iii) in the case of a termination of employment of Optionee, in accordance with Sections 4(c) and 4(e) hereof. The Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") may accelerate the time at which termination may be exercised and reserves the right to delay and/or reduce the periods during which this Option may be exercised in order to comply with federal and state securities laws.

          (b) EXERCISABLE SHARES. The total number of shares of Stock for which this Option shall be exercisable (the "Exercisable Shares") shall be the number of shares of Common Stock and Preferred Stock subject to this Option multiplied by the percentages set forth below for the applicable time period:

          Applicable Time                             Applicable
              Period                                  Percentage
          ---------------                             ----------

          Prior to October 5, 1990                           0%

          on or after October 5, 1990                   33-1/3%
          and prior to October 5, 1991

          on or after October 5, 1991                   66-2/3%
          and prior to October 5, 1992

          on or after October 5, 1992                      100%

The number of Exercisable Shares which are shares of Common Stock on the number of Exercisable Shares which are shares of Preferred Stock shall be in the same proportion to the total number of shares of Common Stock and Preferred Stock, respectively, issuable upon exercise of this Option.


--------------------------------------------------------------------------------
                                                                         Page 25

          (c) MANNER OF EXERCISE. Shares of Stock purchased upon exercise of this Option shall at the time of purchase be paid for in full in cash or as otherwise permitted by the Committee. This Option may be exercised in whole or in part from time to time by written notice to the Company stating the full number of shares of Stock with respect to which this Option is being exercised and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares of Stock by certified or official bank check or the equivalent thereof acceptable to the Company; PROVIDED, HOWEVER, that any such exercise must be for both Common Stock and Preferred Stock in the same proportion to the total number of shares of Common Stock and Preferred Stock, respectively, issuable to Optionee upon exercise of this Option. At the time of delivery, the Company shall, without stock transfer or issue tax to Optionee, deliver to Optionee at the principal executive offices of R.P. Scherer, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares of Stock; PROVIDED, HOWEVER, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law, including making provision for the deduction and withholding of amounts required to be deducted and withheld under applicable local, state, and federal income tax laws (which provision may require additional payment by Optionee). The Company shall pay any stock transfer tax or issue tax resulting from the issuance of shares of Stock upon the exercise of this Option. If Stock issuable upon exercise of this Option is not registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company at the time of exercise shall require in addition that Optionee or Optionee's Representative deliver an investment representation in form acceptable to the Company and its counsel, and the Company shall place a legend on the


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                                                                         Page 26
certificate for such Stock restricting the transfer of such Stock. At no time shall the Company have any obligation or duty to register under the Securities Act the Stock issuable upon exercise of this Option. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of this Option or portion thereof prior to the execution by Optionee or Optionee's Representative of the Stockholders Purchase Agreement or the Stock Subscription Agreement.

     3. NON-TRANSFERABILITY OF OPTION RIGHTS. This Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of Optionee, this Option shall be exercisable only by him or Optionee's Representative.

     4. TERMINATION OF EMPLOYMENT. (a) Subject to the provisions of Sections 4(b), 4(c), 4(d) and 4(e), in the event that Optionee's employment by the Company, R.P. Scherer or any subsidiary thereof shall terminate, this Option shall terminate immediately and shall not be exercisable.

          (b) In the event that Optionee's employment is terminated because of death or Disability (as hereinafter defined), the Company shall have the right, but not the obligation, for a period of 120 days from the date of termination of employment due to Optionee's death or Disability (the "Call Period"), to repurchase this Option or a portion thereof, to the extent (and only to the extent) that this Option, or a portion thereof, entitles Optionee to purchase the Exercisable Shares existing on the date of Optionee's death or Disability. The Company may exercise its repurchase right under this Section 4(b) at any time during the Call Period by delivering written notice (the "Call Notice") to Optionee (or Optionee's Representative) of its exercise of this right. During the Call Period, Optionee (or Optionee's Representative) may send written notice to the Company (the "Put Notice") that such person wishes the Company to


--------------------------------------------------------------------------------
                                                                         Page 27
     repurchase, and the Company shall repurchase, this Option, or a portion thereof, to the same extent as if the Company had exercised its repurchase right under this Section 4(b). The repurchase price for the repurchase of this Option pursuant to this Section 4(b) shall be equal to the sum of (i) the product obtained by multiplying the number of Exercisable Shares which are shares of Common Stock by an amount which shall equal the excess, if any, of the Fair Market Value (as hereinafter defined) per share of the underlying Common Stock, over the Common Stock Option Price, and (ii) the product obtained by multiplying the number of Exercisable Shares which are shares of Preferred Stock by an amount which shall equal the liquidation preference per share of the underlying Preferred Stock over the Preferred Stock Option Price. The closing of a repurchase of this Option pursuant to this Section 4(b) shall be held at the principal executive offices of R.P. Scherer at 10:00 a.m. local time on the tenth business day following the date of delivery of a Call Notice or a Put Notice, as the case may be, or at such other date, time and place as the parties may mutually agree upon. This Option, or any portion thereof, shall terminate immediately upon Optionee's death or Disability and shall not be exercisable to the extent that this Option, or any portion thereof, does not entitle Optionee to purchase Exercisable Shares pursuant to this Section 4(b).

               The term "Disability" shall mean an Optionee's physical or mental disability (so that the Optionee is not reasonably able to render his full service to the Company, R.P. Scherer or any subsidiary thereof) for any consecutive period exceeding three months or as determined by agreement of a majority of the members of the Board in their reasonable discretion. The date of such Disability shall be on the last day of such three-month period or the day selected by the Board, as the case may be.


--------------------------------------------------------------------------------
                                                                         Page 28

          The term "Fair Market Value" shall mean, with respect to each share of underlying common Stock, (i) the fair market value of the Company as determined within six months prior to the applicable date or, if no such determination has been made within six months, then within 75 days of the applicable date determined as of the applicable date, in each case by the Board, divided by (ii) the number of shares of Common Stock then outstanding (assuming the exercise of all outstanding stock options, warrants or rights for the purchase of Common Stock).

          (c) If neither the Company nor Optionee (or Optionee's Representative) has exercised its right pursuant to Section 4(b) upon the Optionee's death or Disability, Optionee (or Optionee's Representative) shall have the right, at any time within 120 days following the end of the Call Period, to exercise this Option to purchase the Exercisable Shares which existed on the date of his death or Disability. This Option, or any portion thereof, shall terminate at the end of the 120-day period following the Call Period and shall not be exercisable to the extent that this Option, or any portion thereof, is neither repurchased by the Company pursuant to Section 4(b) nor exercised by Optionee (or Optionee's Representative) pursuant to this
     Section 4(c).

          (d) In the event that Optionee's employment is terminated by reason of Termination without Cause (as hereinafter defined), the Company shall have the right, but not the obligation, for a period of 120 days from the date of termination of employment of Optionee, to repurchase this Option, or a portion thereof, to the extent (and only to the extent) that this Option, or a portion thereof, entitles Optionee to purchase the Exercisable Shares existing on the date of his termination of employment. The Company may exercise its repurchase right under this Section 4(d) at any time during the 120-day period by delivering written notice to Optionee of its exercise of this right. The repurchase price applicable to a repurchase pursuant to this


--------------------------------------------------------------------------------
                                                                         Page 29

     Section 4(d) shall be equal to the sum of (i) the product obtained by multiplying the number of Exercisable Shares which are shares of Common Stock by an amount which shall equal the excess, if any, of the lesser of
     (A) the Termination Book Value (as hereinafter defined) per share of the underlying Common Stock and (B) the Fair Market Value per share of the underlying Common Stock, over the Common Stock Option Price, and (ii) the product obtained by multiplying the number of Exercisable Shares which are shares of Preferred Stock by an amount which shall equal the liquidation preference per share of the underlying Preferred Stock over the Preferred Stock Option Price. The closing of the repurchase of this Option, or a portion thereof, pursuant to this Section 4(d) shall be held at the principal executive offices of R.P. Scherer at 10:00 a.m. local time or the tenth business day following the date of delivery of such written notice, or at such other date, time and place as the parties may mutually agree upon. This Option, or any portion thereof, shall terminate immediately upon Optionee's Termination without Cause and shall not be exercisable to the extent that this Option, or any portion thereof, does not entitle Optionee to purchase Exercisable Shares pursuant to this Section 4(d).

               The term "Termination without Cause" shall mean termination of employment of Optionee by reason of any occurrence other than death or Disability of Optionee, termination for Cause or the voluntary termination of Optionee of his employment by resignation or any other means, that results in Optionee no longer being employed by the Company, R.P. Scherer or any subsidiary thereof.

               The term "Cause" used in connection with the termination of employment of Optionee shall mean a termination of employment due to (i) the commission by Optionee of an act of fraud upon, or bad faith or willful misconduct toward, the Company, R.P. Scherer or any subsidiary thereof (including the unauthorized disclosure of confidential or proprietary


--------------------------------------------------------------------------------
                                                                         Page 30
 information of the Company, R.P. Scherer or any subsidiary thereof), (ii) a conviction of Optionee by a court of competent jurisdiction (or a plea of NOLO CONTENDERE or the equivalent under the laws of any other country or political subdivision thereof) or a crime involving, in the reasonable determination of the Board, fraud or dishonesty, or a crime which in the reasonable determination of the Board would tend to be injurious to the reputation of the Company, R.P. Scherer or any subsidiary thereof, or of Optionee, (iii) misconduct by Optionee which, in the reasonable determination of the Board, has been or is likely to be materially injurious to the Company, R.P. Scherer or any subsidiary thereof, or
(iv) the failure of Optionee substantially to perform the duties and obligations imposed upon him by R.P. Scherer or any subsidiary thereof.

          "Termination Book Value" shall mean the book value of the Company (excluding the amount of stockholders' equity attributable to the Company's 17% Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share, the Preferred Stock and to the Company's Series C Redeemable Preferred Stock, par value $.01 per share) per outstanding share of Common Stock (assuming exercise of all outstanding stock options, warrants or rights for the purchase of Common Stock) as of the last day of the fiscal quarter ended immediately preceding the date on which the termination of employment occurs, as determined from the Company's consolidated balance sheet prepared, in accordance with generally accepted accounting principles as applied in the United States, by the management of the Company and R.P. Scherer and reviewed by the independent public accountants regularly employed by the Company.

          (e) If the Company has not, pursuant to Section 4(d), exercised its repurchase right upon Optionee's termination of employment by reason of Termination without Cause, Optionee shall have the right, at any time within 120 days following the end of the 120-day


--------------------------------------------------------------------------------
                                                                         Page 31
 period provided for in Section 4(d), to exercise this Option to purchase the Exercisable Shares which existed on the date of Optionee's termination of employment. This Option, or any portion thereof, shall terminate at the end of 120 days following the 120-day period provided for in Section 4(d) and shall not be exercisable to the extent that this Option, or any portion thereof, is neither repurchased by the Company pursuant to Section 4(d) nor exercised by Optionee pursuant to this Section 4(e).

     5. ADJUSTMENTS ON RECAPITALIZATION. The aggregate number of shares of Stock subject to this Option and the Option Price may be appropriately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a recapitalization, the subdivision or consolidation of shares, or the payment of a stock dividend, after the Date of Grant; PROVIDED, HOWEVER, that any option to purchase fractional shares of Stock resulting from such adjustments shall be cancelled.

     6. SALE OF THE COMPANY. In the event the Company proposes to engage in a Sale of the Company (as hereinafter defined), the Company shall give Optionee written notice of such Sale on or before 15 days (or shorter time if, in the sole discretion of the Company, 15 days' notice is impracticable) before the consummation of such Sale, and, unless otherwise agreed to by the Company and Optionee, this Option may be exercised after receipt of such notice and prior to such Sale to purchase all of the Stock subject to this Option. This Option, if not exercised prior to a Sale of the Company, shall expire on the occurrence of such Sale and no payment shall be owed to Optionee with respect to this Option; PROVIDED, HOWEVER, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, this Option shall, upon such determination of the Board, cease to be exercisable pursuant to this Section 6. A "Sale of the


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                                                                         Page 32

Company" shall mean (i) a merger or consolidation of the Company with or into another entity (other than a subsidiary or affiliate of the Company) in which the holders of Stock are required to exchange their Stock for cash, property and/or securities or (ii) a sale or lease of all or substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or affiliate of the Company.

     7. DISSOLUTION OF ISSUER OF THE STOCK. In the event of the proposed dissolution or liquidation of the Company, the Company shall give Optionee not less than 30 days' prior written notice of the date of such proposed dissolution or liquidation, and, unless otherwise agreed to by the Company and Optionee, this Option may be exercised during the 30-day period preceding the dissolution or liquidation to purchase all of the Stock subject to this Option. This Option, if not exercised prior to a dissolution or liquidation of the Company, shall expire upon the occurrence of such dissolution or liquidation, and no payment shall be owed to Optionee with respect to this Option; PROVIDED, HOWEVER, that if the proposed dissolution or liquidation of the Company is not consummated and the Board in good faith determines that the proposed dissolution or liquidation of the Company will not be consummated, this Option shall, upon such determination of the Board, cease to be exercisable pursuant to this Section 7. The provisions of this Section 7 shall not be applicable if Optionee receives notice under Section 6 at a time earlier than the notice provided for in this
Section 7.

     8. DEFERRAL OF PURCHASES. (a) The Company shall not be obligated to purchase this Option (or any portion thereof) at any time pursuant to Section 4(b) or 4(d) hereof, regardless of whether it has delivered a notice of its election to purchase this Option (or any portion thereof), (i) to the extent that the purchase of this Option (or any portion thereof) together with any other purchases of options or Stock pursuant to Sections 4(b) or 4(d) hereof, as the case


--------------------------------------------------------------------------------
                                                                         Page 33
may be, from other Optionees, and pursuant to similar provisions in the 1990 RPS Corporation Non-qualified Performance Stock Option Plan A (the "Performance Stock Option Plan A") and the agreements relating thereto and pursuant to similar provisions in Optionee's Stock Subscription Agreement or Stockholders Purchase Agreement, of which the Company has at such time been given or has given notice) would (A) result in a violation of any law, statute, rule, regulation, policy, guideline, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company, R.P. Scherer or any of their subsidiaries or any of its or their property or (B) after giving effect thereto, result in a Financing Default, or (ii) if immediately prior to such purchase there exists a Financing Default. The term "Financing Default" shall mean an event which constitutes (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured or waived) under any of the following as they may be amended from time to time: (A) the Credit Facilities Agreement (the "Credit Facilities Agreement") dated as of October 3, 1989, among R.P. Scherer and the other borrowers named herein (the "Borrowers"), the guarantors named therein (the "Guarantors"), Citibank, N.A. and CIBC International Trust Limited as lead managers, Citicorp Investment Bank Limited, as facility agent and the banks parties thereto, and any extensions, renewals, refinancing or refunding thereof in whole or in part; (B) the Credit Agreement (the "Revolving Credit Agreement") dated as of October 3, 1989, between R.P. Scherer and Citibank, N.A. and any extensions, renewals, refinancing or refunding thereof in whole or in part; (C) any notes executed and delivered by any of the Borrowers under the Credit Facilities Agreement, or by R.P. Scherer under the Revolving Credit Agreement and any extensions, renewals, refinancing or refunding thereof in whole or in part; (D) any guaranties executed by any of the Guarantors under the Credit Facilities Agreement and any extensions,


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                                                                         Page 34
renewals, refinancing or refunding thereof in whole or in part; (E) the Senior Subordinated Loan Agreement, dated as of June 5, 1989, among Shearson Lehman Hutton Holdings Inc., the Company and RPS Acquisition Corporation
("Acquisition") and any extensions, renewals, refinancing or refunding thereof in whole or in part; (F) any notes executed and delivered by Acquisition under the Senior Subordinated Loan Agreement and any extensions, renewals, refinancing or refunding thereof in whole or in part; (G) the Indenture (the "Subordinated Debenture Indenture") to be entered into between R.P. Scherer and The First National Bank of Boston, as trustee relating to the Senior Subordinated Debentures due 1999; (H) the Indenture, (the "Exchange Debenture Indenture") to be entered into between the Company and Ameritrust Company National Association, as trustee, relating to the 17% Subordinated Exchange Debentures; and (I) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (A) through (H) above.

          (b) If at any time consummation of all purchases of this Option (or any portion thereof) to be made by the Company pursuant to Sections 4(b) or 4(d) hereof (and pursuant to similar provisions for the purchase of options or Stock, as the case may be, contained in the Performance Stock Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements) is not required because of the applicability of clause (i) of Section 8(a) hereof and similar provisions for the purchase of options or Stock, as the case may be, in the Performance Stock Option Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements, but clause (ii) of Section 8(a) hereof or similar provisions for the purchase of options or Stock, as the case may be, in the Performance Stock Option Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements are not applicable, then the


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                                                                         Page 35

Company shall purchase (in accordance with the following sentence) from Optionee or Optionee's Representative, as the case may be, desiring or obligated to sell to the Company this Option (or any portion thereof) pursuant to this Option Agreement and from the other persons and entities having the right or obligation to sell options or Stock, as the case may be, pursuant to provisions in the Performance Stock Option Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements, the maximum number of options and shares of Stock of which it is able to repurchase without the events described in Section 8(a)(i) resulting; PROVIDED, HOWEVER, that subject to the last sentence of this Section 8(b), the provisions of Section 8(c) hereof shall apply in respect of this Option (or any portion thereof) not purchased under Section 4(b) or 4(d) hereof because of the operation of Sections 8(a) or 8(b) hereof. In the event any of the events described in Section 8(a)(i) would result from the purchase of any Option pursuant to Sections 4(b) or 4(d), the Board, in its sole discretion, may determine priorities among Optionee or Optionee's Representative, as the case may be, and the other persons having the right or obligation to sell options or Stock, as the case may be, pursuant to the Performance Stock Option Plan A and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements, taking into account relative hardship and such other factors as it deems relevant, and may elect to cause the Company to consummate purchases of this Option (or any portion thereof) according to such priorities (such portion of this Option which is to be so purchased is hereinafter called the "Purchased Option" and such portion of this Option which is not to be so purchased is hereinafter called the "Unpurchased Option"); the Company shall pay Optionee or Optionee's Representatives, as the case may be, holding such Unpurchased Option the applicable purchase


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                                                                         Page 36
price for such option on the tenth business day after the Company learns it is no longer precluded from paying for such options.

          (c) Anything to the contrary contained in Section 4(b) or 4(d) hereof notwithstanding, this Option (or any portion thereof) which Optionee or Optionee's Representative, as the case may be, has elected to sell to the Company or which the Company has elected to purchase from Optionee or Optionee's Representative, as the case may be, but which in accordance with Sections 8(a) and 8(b) hereof is not purchased at the applicable time provided in Section 4(b) or 4(d) hereof, shall be purchased by the Company on the tenth day after such date or dates that the Company after due inquiry learns that (after taking into account any purchases of options or Stock, as the case may be, to be made at such time pursuant to the Performance Stock Option Plan A and the agreements relating thereto, and in the Stock Subscription Agreements and Stockholders Purchase Agreements) it is no longer permitted to defer purchasing this Option (or any portion thereof) under Sections 8(a) and 8(b) hereof, and the Company shall give seven days prior notice of any such purchase; PROVIDED, HOWEVER, that Optionee (or Optionee's Representative) shall not be obligated to sell a lesser portion of this Option at any one time pursuant to this Section 8(c) had it not been so delayed; and, PROVIDED, FURTHER, that if Optionee (or Optionee's Representative) exercises its right to have this Option (or any portion thereof) repurchased pursuant to Section 4(b) or the Company exercises its repurchase rights pursuant to Section 4(b), and the purchase of the Option (or any portion thereof) cannot be consummated by reason of Sections 8(a) and 8(b), the purchase price for the Option (or any portion thereof) shall be calculated pursuant to Sections 4(b) as of the time the repurchase right is exercised, including interest on the aggregate purchase price for the Option at a rate per annum equal to the yield to maturity on U.S. Treasury obligations having a maturity


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                                                                         Page 37
equal to a period of three months. If Optionee elects pursuant to Section 8(b) to rescind or defer his election to sell any or all of the Purchased Option, Optionee or Optionee's Representative, as the case may be, may exercise his right pursuant to Section 4(b) to require the Company to purchase the Option (or any portion thereof) for a period of ten days after receiving notice that the Company is no longer precluded from purchasing the Option (or any portion thereof).

     9. PAYMENT FOR OPTIONS. If at any time the Company elects or is required to purchase this Option (or any portion thereof) pursuant to Sections 4(b) or 4(d), the Company shall pay the purchase price for this Option (or any portion thereof) to the extent permitted by any loan agreement, indenture or other agreement to which the Company is a party, by the Company's delivery of a bank cashier's check or certified check for the purchase price, if any, and, then, at the Company's sole discretion, to the extent permitted by any loan agreement, indenture or other agreement to which the Company or R.P. Scherer is a party, by the Company's delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of all indebtedness of the Company including, without limitation, any debt outstanding under the Credit Facilities Agreement, the Senior Subordinated Loan Agreement, the Subordinated Debenture Indenture, the Exchange Debenture Indenture and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a "Junior Subordinated Note") equal to the remainder, if any, of the purchase price payable in five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually at the publicly announced prime rate of the facility agent under the Credit Facilities Agreement on the date of issuance, against delivery of the certificates or other instruments representing this Option (or any portion thereof) so purchased. If, in a purchase pursuant to
Section 4(b), the Company elects to pay all or any


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                                                                         Page 38
portion of the purchase price for this Option (or any portion thereof) with a Junior Subordinated Note, the Company shall give Optionee or the Optionee's Representative, as the case may be, notice of the amount of such note at least twenty days prior to such purchase, and Optionee or Optionee's Representative, as the case may be, shall have ten days thereafter to rescind their election to sell this Option (or any portion thereof).

     10. SUBJECT TO OPTION PLAN. This Option is subject to all the terms and conditions of the Option Plan, and specifically to the power of the Committee to make interpretations of the Option Plan and of options granted thereunder, and of the Board to alter, amend, suspend or discontinue the Option Plan subject to the limitations expressed in the Option Plan. By acceptance hereof, Optionee acknowledges receipt of a copy of the Option Plan and recognizes and agrees that all determinations, interpretations or other actions respecting the Option Plan may be made by the Board of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including Optionee.

     11. GOVERNING LAW. THIS NONQUALIFIED STOCK OPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

     12. JURISDICTION. Any suit, action or proceeding against Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of New York, as the Company may elect in its sole discretion, and Optionee hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action


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                                                                         Page 39
or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New York, and Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

     IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement is executed as of the ____ day of ____________, 19__.

                                        RPS CORPORATION

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

     The undersigned Optionee hereby accepts the benefits of the foregoing Nonqualified Stock Option Agreement.

                                        ----------------------------------------

                                        ----------------------------------------

                                        Address of Optionee:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


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                                                                         Page 40

                               FIRST AMENDMENT TO
                                 RPS CORPORATION
                      1990 NONQUALIFIED STOCK OPTION PLANS


     WHEREAS, RPS Corporation, a Delaware corporation, established the RPS CORPORATION 1990 NONQUALIFIED STOCK OPTION PLAN, the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A and the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B; and

     WHEREAS, RPS CORPORATION changed its name to R.P. Scherer Corporation in 1991 (the "Company"); and

     WHEREAS, the Company desires to amend the RPS CORPORATION 1990 NONQUALIFIED STOCK OPTION PLAN, the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A and the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B.

     NOW, THEREFORE, the RPS CORPORATION 1990 NONQUALIFIED STOCK OPTION PLAN, the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A and the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B (each individually referred to respectively as the "1990 Plan," the "1990 Plan A" and the "1990 Plan B" and collectively, the "1990 Plans") are amended effective February __, 1994, with respect to each of the 1990 Plans subject to subsequent shareholder approval as follows:

          1. The last sentence of Section 3 of each of the 1990 Plans is amended by adding the phrase "to the extent options are not transferred to a grantor trust pursuant to Section 4(c)."


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                                                                         Page 41

          2. Effective as of February 18, 1994, Section 4(c) of each of the 1990 Plans is amended in its entirety to read as follows:

               (c) NON-TRANSFERABILITY OF OPTION RIGHTS. No option shall be assignable or transferable otherwise than (i) by will, (ii) by the laws of descent and distribution, or (iii) to one or more grantor trusts provided that with regard to a transfer to one or more such grantor trusts the Optionee's Stock Option Agreement expressly so provides for such transfer, is approved by the Committee, and the Optionee does not receive any consideration for the transfer. The option is exercisable only by such Optionee or grantor trust trustee or, as provided in Section 3, such Optionee's Representative.

          3. Effective as of February 18, 1994, a new Section 12 is added to each of the 1990 plans as follows:

               12. TRUSTS. For all purposes of the Plan, a grantor trust trustee that is a transferee pursuant to Section 4(c) is the "Optionee"; provided, however, for purposes of determining the rights and obligations of the Company and such grantor trust trustee under
          Section 4(d), the employee granted the Options shall be deemed the Optionee whose termination, disability or death will effectuate such rights or obligations.

     IN WITNESS WHEREOF, these Amendments have been adopted by the Company this 18th day of February, 1994.

ATTEST                                  R.P. SCHERER CORPORATION

/s/                                     By: /s/ Aleksandar Erdeljan
----------------------------------          ------------------------------------
                                            Its: President


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                                                                         Page 42

                               SECOND AMENDMENT TO
                                 RPS CORPORATION
                      1990 NONQUALIFIED STOCK OPTION PLANS


     The RPS Corporation 1990 Nonqualified Stock Option Plan, the RPS Corporation 1990 Nonqualified Performance Stock Option Plan A, and the RPS Corporation 1990 Nonqualified Performance Stock Option Plan B (each individually referred to respectively as the "1990 Plan," the "1990 Plan A" and the "1990 Plan B" and collectively referred to as the "1990 Plans") are amended effective September 1, 1994, as follows:

          1. AMENDMENT TO SECTION 1. The first sentence of Section 1 of each of the 1990 Plans is amended in its entirety to read as follows:

               "The purpose of this plan (this "Option Plan") is to provide a means by which certain employees of R.P. Scherer Corporation (formerly RPS Corporation), a Delaware corporation (the "Company"), R.P. Scherer International Corporation (formerly R.P. Scherer Corporation) , a Delaware corporation and a wholly owned subsidiary of the Company ("R.P. Scherer"), or any subsidiary thereof, may be given an opportunity to purchase common stock, par value $0.01 per share (the "Common Stock") , and prior to conversion to Common Stock of Series B Redeemable Preferred Stock and conversion of the related options by operation of Section 4(e) to options for Common Stock (the "Conversion"), Series B Redeemable Preferred Stock, par value $0.01 per share (the "Preferred Stock," and together with the Common Stock, the "Stock") of the Company."

          2. AMENDMENT TO SECTION 2. Section 2 of each of the 1990 Plans is amended by adding the phrase "prior to the Conversion" immediately following the phrase "Subject to adjustment as provided in Section 4(e) hereof," and by adding at the end of the first sentence the phrase, "and after the Conversion a number of shares of Common Stock pursuant to Section 4(e)."


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                                                                         Page 43

          3. AMENDMENTS TO SECTION 4 OF THE PLANS. Section 4 of the 1990 Plans is amended as follows:

               (i) Subject to shareholder ratification, Section 4(a) of each of the 1990 Plans is deleted and a new Section 4(a) is included to read as follows:

                    "(a) TERMS AND CONDITIONS OF OPTIONS. The Committee may
               grant options from time to time pursuant to this Option Plan. Such options shall be evidenced by written agreements substantially in the form of the Nonqualified Stock Option Agreement (the "Stock Option Agreement"), Appendix A to the Option Plan as originally adopted, but pursuant to and interpreted in accordance with, and not inconsistent with, this Option Plan as amended. The shares of Stock subject to each option shall, (i) upon issuance, but in no event after September 1, 1994, be subject to the terms and conditions, including restrictions on transferability, contained in an agreement substantially in the form of the Stockholders Purchase Agreement, Appendix B to the Option Plan as originally adopted, entered into by the Company and the Optionees (the "Stockholders Purchase Agreement"), or, (ii) with respect to certain Optionees, unless terminated by the Company, the Management Stock Subscription Agreement between the Company and such Optionees (the "Stock Subscription Agreement") as amended and restated from time to time. Notwithstanding anything to the contrary herein, however, no insider, as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, may sell shares of Stock subject to an option granted hereunder after August 31, 1994, and prior to March 2, 1995. Nothing in this Option Plan or an option granted hereunder shall govern the employment rights and duties between an Optionee and the Company or R.P. Scherer, or any subsidiary thereof, nor in any way be deemed to constitute an employment agreement among such parties. Effective September 1, 1994 any Stockholders Purchase Agreement in the form attached hereto as Appendix B entered into by the Company and Optionee shall be terminated."

               (ii) Section 4(b) of each of the 1990 Plans is amended by inserting the phrase "(as effective, pursuant thereto, prior to September 1, 1994)" immediately after the reference to Section 4(d) and adding a new sentence to the end of Section 4(b) to read "The termination date, which is not more than 10 years and 1 day from the date the option is granted and which is set forth in an Optionee's Option Agreement, shall be referred to as the "Termination Date."


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                                                                         Page 44

               (iii) Subject to shareholder ratification, Section 4(d)(i) of both the 1990 Plan and the 1990 Plan A are deleted and replaced with a new Section 4(d)(i)(A) and 4(d)(i)(B) to read as follows:

                    "(i)(A) Prior to September 1, 1994, subject to the
               provisions of Sections 4(d)(ii), 4(d)(iii) , 4(d)(iv) and 4(d)(v), in the event that an Optionee's employment by the Company, R.P. Scherer or any subsidiary thereof shall terminate, all options granted to such Optionee pursuant to this Option Plan shall terminate immediately and shall not be exercisable; and

                    (i)(B) On and after September 1, 1994, Sections 4(d)(ii),
               4(d)(iii), 4(d)(iv) and 4(d)(v) shall be inapplicable, and notwithstanding an Optionee's termination of employment, options shall not terminate until their Termination Date and shall not be exercisable thereafter."

               (iv) Subject to shareholder ratification, Section 4(d) of the 1990 Plan B is amended by adding the phrase "Prior to September 1, 1994" at the beginning of the first sentence of the Section, and a new sentence shall be added at the end of Section 4(d) of the 1990 Plan B to read as follows:

                    "On and after September 1, 1994, notwithstanding an
               Optionee's termination of employment, options shall not terminate until their Termination Date and shall not be exercisable thereafter."

               (v) Subject to shareholder ratification, Section 4(f) of both the 1990 Plan and the 1990 Plan A are deleted and a new Section 4(f) is included to read as follows:

                    "(f) In the event the Company proposes to engage in a Sale of the Company (as hereunder defined and sometimes referred to as "Sale"), the Company shall give each Optionee written notice of such Sale on or before 15 days (or shorter time if, in the sole discretion of the Company, 15 days notice is impracticable) before the consummation of such Sale, and unless otherwise agreed to by the Company and the Optionee, each option shall, after receipt of such notice and prior to such Sale, automatically become exercisable for the Exercisable Shares existing on the date the Company gives written notice of the Sale. The Committee may, in its sole discretion, provide that the options not exercised prior to such Sale shall expire 30 days after the occurrence of such Sale, provided, however, that the Compensation Committee may not terminate options pursuant to this Section prior to March 2 1995. If options are not exercised in connection with such Sale, and provided the Committee does not provide for


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                                                                         Page 45
               the termination of such options, then following consummation of the Sale, such Optionee upon exercise of his options, will only be entitled to receive the kind and amount of stock, securities, or assets that such Optionee would have received had such Optionee exercised his or her options immediately prior to such Sale; PROVIDED, HOWEVER, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section 4(f). A "Sale of the Company" shall mean (i) a merger or consolidation of the Company with or into another entity (other than a subsidiary or affiliate of the Company), (ii) a sale or lease of all or substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or affiliate of the Company, (iii) 50% or more of the Company's then outstanding shares of voting stock is acquired by another corporation, person or entity (other than a subsidiary or affiliate of the Company), or (iv) the Company recapitalizes or enters into any similar transaction, and as a result of which the Common Stock either (A) is no longer a voting equity security of the Company or (B) is no longer listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a national securities association."

               (vi) Section 4(j) of the 1990 Plan and of the 1990 Plan A and
Section 4(h) of the 1990 Plan B are amended by adding the phrase "Prior to September 1, 1994", at the beginning thereof.

          4. AMENDMENTS TO SECTION 5.

          (i) Section 5(c)(iii) of the 1990 Plan A is amended effective September 1, 1994 to read as follows:

               "(iii) in the case of termination of employment of an Optionee pursuant to Section 4(d)."

          (ii) Section 5(a) of the 1990 Plan is amended effective September 1, 1994 to read as follows:

               "(iii) in the case of termination of employment of an Optionee pursuant to Section 4(d)."

          (iii) Subject to shareholder ratification, Section 5(a)(vi) of the 1990 Plan B shall be amended in its entirety to read as follows:


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                                                                         Page 46

               "(vi) "Sale of the Company" shall mean (i) a merger or consolidation of the Company with or into another entity (except a subsidiary or Affiliate of the Company), (ii) a sale or lease of all or substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or Affiliate of the Company, (iii) 50% or more of the Company's then outstanding shares of voting stock is acquired by another corporation, person or entity (other than a subsidiary Affiliate of the Company), or (iv) the Company recapitalizes or enters into any similar transaction, and as a result of which the Common Stock either (A) is no longer a voting equity security of the Company or (B) is no longer listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a national securities association."

          (iv) Subject to shareholder ratification, the fourth sentence of
     Section 5(c) of the 1990 Plan B is deleted and replaced with the following:

               "The Committee may, in its sole discretion, provide that the options not exercised prior to a Sale of the Company shall expire 30 days after the occurrence of such Sale, provided, however, that the Compensation Committee may not terminate options pursuant to this Section prior to March 2, 1995. If options are not exercised in connection with such Sale, and provided the Committee does not provide for the termination of such options, then following consummation of the Sale, such Optionee upon exercise of his option, will only be entitled to receive the kind and amount of stock, securities, or assets that such Optionee would have received had such Optionee exercised his or her option immediately prior to such Sale; PROVIDED, HOWEVER, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section."

          5. AMENDMENTS TO SECTION 6. Section 6 of the 1990 Plans is amended as follows:

               (i) The last sentence of Section 6(a) of each of the Plans is amended to read as follows:

                    "The Board may act in lieu of the Committee with directors who are not "disinterested persons" abstaining and shall act in lieu of a Committee with directors who are not "disinterested persons" abstaining at any time such a Committee has not been created."

               (ii) Subject to shareholder ratification, a new paragraph is added to Section 6(b) of the Plans to read as follows:


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                                                                         Page 47

                    "Notwithstanding anything to the contrary in the Plan as
               amended, other than Section 4(d) and Section 4(c), the Committee may grant options to eligible employees who are not United States citizens or residents on such terms and conditions as may, in the judgment of the Committee, be necessary or desirable to foster the purposes of the Plan. In furtherance of the purposes of the Plan, the Committee may adopt such modifications to the terms of Options and such procedures and guidelines, and may cause the Company to take such other actions, as may be necessary or advisable to comply with foreign laws and practices."

     IN WITNESS WHEREOF, the Corporation has adopted this Amendment this 29 day of September, 1994.

ATTEST:                                 R.P. SCHERER CORPORATION


/s/                                     By: /s/ Aleksandar Erdeljan
----------------------------------          ------------------------------------
Secretary                                   Its: President & CEO


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                                                                         Page 48